Great Elm Group, Inc. Conference Call Presentation Fiscal First Quarter Ended September 30, 2022 November 14, 2022 NASDAQ: GEG Exhibit 99.2

Disclaimer Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov. Non-GAAP Financial Measures The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and free cash flow. See the Appendix for important information regarding the use of non-GAAP financial measures and reconciliations of non-GAAP measures to their most directly comparable GAAP measures. This presentation does not constitute an offer of any securities for sale.

Business Strategy Growth Strategy Acquire management rights to permanent capital vehicles that utilize the expertise of our Board, management, and financial resources, including our NOLs Great Elm Capital Management, Inc. (“GECM”) SEC Registered Investment Advisor Investment Manager to Great Elm Capital Corp., a publicly traded BDC Investment Manager and Property Manager to Monomoy Properties REIT, LLC, a privately traded REIT Investment Management Great Elm Durable Medical Equipment (“DME”) Business Distributor of respiratory care equipment (CPAP, ventilators, oxygen) and sleep study services Services a large and growing segment of the population who suffer from sleep disorders Aging population, rising obesity rates and the prevalence of smoking are causative factors Operates in AK, AZ, KS, IA, MO, NE, OR, WA Approximately 350 employees Operating Companies Business Operating Units Focus on driving asset growth in GECC and Monomoy REIT Increase AUM through new fund launches, capital market financings and private fundraising initiative Leverage the existing team and infrastructure to generate incremental free cash flow

Fiscal 2023 First Quarter Highlights

Fiscal 2023 First Quarter Highlights As of June 30, 2022, approximately $821 million of net operating loss (NOL) carryforwards for Federal income tax purposes Consolidated revenue of $18.6 million was up 12% compared to the prior-year quarter Adjusted EBITDA up 45% year-over-year after removing the government stimulus recognized in the prior year Consolidated DME grew revenue by 7% year-over-year Strong growth in resupply sales Adjusted EBITDA up 19% year-over-year after removing the government stimulus recognized in the prior year Operating Companies Fee paying AUM grew 4.8% quarter-over-quarter IM revenue up nearly 90% year-over-year On November 14, 2022, GECC launched Great Elm Healthcare Finance in partnership with an affiliate of Berkadia Commercial Mortgage, LLC IM Strong Year-over-Year Revenue Growth

Consolidated Summary Financials: By Quarter (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

Consolidated Summary Financials: Year-Over-Year (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

AUM Growth High Margins Scalable Model Free Cash Flow AUM GROWTH Grow GECC’s and Monomoy’s AUM through issuances of additional debt and equity, resulting in an increase in fee revenue Grow the Investment Management business by leveraging the existing team to launch additional vehicles HIGH MARGINS Given the largely fixed cost nature of the Investment Management business, we expect adjusted EBITDA margins to increase as our AUM increases and the business scales SCALABLE MODEL Infrastructure in place to support growth in AUM and new investment vehicles Investment team in place to support growth in AUM FREE CASH FLOW Growth in AUM in the Investment Management business coupled with its high margins and scalable business model could result in operating leverage and, thus, the potential for growth in adjusted EBITDA and free cash flow Investment Management: A Scalable, High Margin Business

(1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix. Investment Management Revenue Net Income Adjusted EBITDA (1) FY 1Q’23 revenue up 89% vs. FY 1Q’22 to $1.9 million Growth driven by an increase in management fees related to the recently acquired Monomoy REIT management agreement Net loss of $6.0 million for F1Q’23, compared to a net loss of $0.1 million in FY 1Q’22 Variance primarily a function of higher losses on GECC shares in FY 1Q’23 FY 1Q’23 Adjusted EBTIDA up 97% vs. FY 1Q’22 to $0.3 million Growth driven by higher revenue partially offset by higher operating expenses related to ongoing investments in talent and infrastructure

Investment Management: Strong Asset Growth $624 million of Assets Under Management (“AUM”), up 2.8% quarter-over-quarter $428 million of Fee Paying Assets Under Management (“FPAUM”), up 4.8% quarter-over-quarter AUM FPAUM +2.8% +4.8%

Investment Management: By Quarter (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

Investment Management: Year-Over-Year (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

(1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix. Operating Companies: DME Revenue Net Income Adjusted EBITDA (1) F1Q23 revenue up 7% vs. F1Q22 to $16.7 million Growth driven by continued organic growth in resupply sales, a full quarter of contributions from the MedOne acquisition in August 2021, and improved revenue reserves Net income of $6.8 million for F1Q23, compared to $2.1 million in F1Q22 The increase primarily reflected higher revenue and a $7.0 million benefit related to the fair value adjustment of an embedded derivative that was eliminated in consolidation Adjusted EBTIDA of $3.4 million compared to $5.1 million in F1Q22 The three months ended September 30, 2022 did not include any benefit related to government stimulus, which totaled $2.3 million in the prior-year quarter

Operating Companies: Consistent Revenue Growth

Operating Companies: DME – By Quarter (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

Operating Companies: DME – Year-Over-Year (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

General Corporate: By Quarter (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

General Corporate: Year-Over-Year (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

Financial Review: FY 1Q’23 Consolidating Balance Sheets (Unaudited) (1) Intercompany balances, including intercompany borrowings and GEG investments in subsidiaries. All intercompany balances eliminate in consolidation.

(1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix. Financial Review: FY 1Q’23 Consolidating Income Statement (Unaudited)

Employee Share Ownership Significant Alignment of Interest Director Share Ownership Employees of GEG/Great Elm Capital Management, Inc. (“GECM”) collectively own approximately 1.9 million shares of GEG, representing approximately 7% of GEG’s outstanding shares1 The directors of GEG beneficially own approximately 5.2 million shares of GEG in the aggregate, representing approximately 20% of GEG’s outstanding shares When combined, insider ownership totals approximately 27% of the outstanding shares We believe this level of insider ownership results in a significant and long-term alignment of interest between the shareholders and the insiders of GEG Employee Share Ownership Significant Alignment of Interest Employees of GEG collectively own approximately 2.1 million shares of GEG, representing approximately 7% of GEG’s outstanding shares The directors of GEG beneficially own approximately 10.5 million shares of GEG in the aggregate, representing approximately 35% (including funds under management) of GEG’s outstanding shares When combined, insider ownership totals approximately 42% of the outstanding shares We believe this level of insider ownership results in a significant and long-term alignment of interest between the shareholders and the insiders of GEG Strong Shareholder Alignment (1) This includes shares issued under restricted stock awards that are subject to service vesting and is based on the share count pro forma for the vesting of said restricted shares.

Appendix

Appendix: Non-GAAP Reconciliation (1) Transaction and integration related costs include costs to acquire and integrate acquired businesses.

Appendix: Non-GAAP Reconciliation (cont.): Prior Year Period (1) Transaction and integration related costs include costs to acquire and integrate acquired businesses.

Investor Relations Contact: Michael Kim investorrelations@greatelmcap.com Appendix: Contact Information